 Exhibit 99.1
NEWS RELEASE

Date	From
February 15, 2017	Rich Sheffer
NEWS RELEASE	1.727.853.3079
Vice President - Investor Relations & Treasurer
Manitowoc Foodservice, Inc.

MANITOWOC FOODSERVICE REPORTS SOLID FOURTH QUARTER OPERATING RESULTS

A strong finish to 2016: Improved sales and savings from Simplification and Right-Sizing initiatives drive year-over-year margin improvement

New Port Richey, FL. - February 15, 2017 - Manitowoc Foodservice, Inc. (NYSE: MFS), today announced financial results for its 2016 fourth quarter. Net sales in the fourth quarter were $378.7 million compared to $391.7 million in last year’s fourth quarter, a 3.3 percent decrease. Organic net sales in constant currency increased 5.1 percent versus last year's fourth quarter, with organic net sales increasing by 2.6 percent and excluding a 2.5 percent negative impact from foreign currency translation. For the year, net sales were $1,456.6 million compared to $1,570.1 million in 2015, a 7.2 percent decrease. Organic net sales in constant currency increased 1.9 percent compared to last year, with organic net sales increasing 0.1 percent and excluding a 1.8 percent negative impact from foreign currency translation.

Net earnings in the fourth quarter were $21.4 million and diluted earnings per share were $0.15 compared to $65.1 million and $0.48 per share on a carve-out basis in the fourth quarter of 2015. Adjusted net earnings were $22.8 million and adjusted diluted earnings per share were $0.16 in the fourth quarter versus $75.2 million and $0.55 per share, respectively, on a carve-out basis in the fourth quarter of 2015. For the year, net earnings were $79.5 million and diluted earnings per share were $0.57, compared to $157.1 million and $1.15 per share on a carve-out basis for the same period in 2015. Adjusted net earnings were $87.1 million and adjusted diluted earnings per share were $0.62 year-to-date versus $168.9 million and $1.23 per share, respectively, on a carve-out basis for the same period in 2015.

Earnings from operations were $55.1 million in the fourth quarter compared to $40.8 million in last year’s fourth quarter. As a percentage of net sales, earnings from operations were 14.5 percent in the quarter versus 10.4 percent in last year’s fourth quarter. Adjusted operating EBITA was $65.5 million in the fourth quarter versus $64.6 million in last year’s fourth quarter, a 1.4 percent increase. As a percentage of net sales, our fourth quarter adjusted operating EBITA margin was 17.3 percent versus 16.5 percent last year, an 80 basis point improvement. The main drivers of the margin improvement in the fourth quarter were savings from our Simplification and Right-Sizing initiatives, improved pricing and discounting discipline, and better fixed cost absorption, partially offset by higher compensation expense than in last year's fourth quarter.

2016 earnings from operations were $199.2 million compared to $159.9 million last year. As a percentage of net sales, 2016 earnings from operations were 13.7 percent versus 10.2 percent last year. 2016 adjusted operating EBITA was $242.7 million versus $210.1 million in 2015, a 15.5 percent increase. As a percentage of net sales, 2016 adjusted operating EBITA margin was 16.7 percent versus 13.4 percent last year, a 330 basis point improvement.

“I am proud of the operating improvements our 5,500 employees delivered in 2016 as their outstanding execution of our Simplification and Right-Sizing initiatives delivered a 330 basis point improvement in adjusted operating EBITA,” said Hubertus Muehlhaeuser, Manitowoc Foodservice’s President and CEO. “Within Simplification, we pruned an additional 7 percent of our equipment SKUs during the quarter, bringing our total equipment SKU reduction to 16 percent since we adopted the 80/20 methodology. We also made good progress this quarter on the second round of Right-Sizing that we announced last August and we have now completed the planned closure of our Sellersburg, Indiana plant in the first quarter of 2017. We also continued the journey of de-levering our balance sheet this quarter with a $66.8 million net debt reduction in the quarter, bringing our 2016 debt reduction total to $131.8 million.”

“Fourth quarter organic net sales in constant currency was very strong and benefited from strong Merrychef® eikon® e2s high-speed oven and beverage system sales in EMEA, better KitchenCare® sales in the Americas, and improvement in Fabristeel™ sales in APAC. As we enter

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

2017, we anticipate that the softer QSR and fast-casual end market conditions that we experienced in 2016 will continue into 2017. We remain well-positioned to benefit from our new product introductions that began shipping in the fourth quarter, although we remain subject to the timing and magnitude of orders for these products from our large QSR and fast-casual customers.”

“I reiterate our key message: our prime strategic objective is the achievement of profitable growth. The initial priority on this multi-year journey is to increase our margins to industry-competitive levels by focusing on improving our operations and decreasing product cost. We made great progress in 2016; however, we are still early in the journey and it is critical to our long-term success to remain very disciplined in the ongoing execution of our Simplification and Right-Sizing initiatives to improve our cost structure. At the same time, we are positioning ourselves to capture profitable sales opportunities with our focus on product innovations and selling system solutions that take advantage of our full product portfolio. Another step in that positioning was announced last week with the rebranding of our company to Welbilt, Inc. and a move away from our legacy parent name," concluded Muehlhaeuser.

Segment Discussion
Net sales in our Americas segment decreased 5.9 percent in the quarter to $304.9 million from $323.9 million in last year’s fourth quarter. Organic third party net sales in constant currency increased $1.5 million, or 0.6 percent, in the quarter compared to last year’s fourth quarter. This increase was primarily driven by improved KitchenCare sales, partially offset by lower hot-side product volumes and excludes a negative $1.3 million impact from foreign currency translation. For the year, net sales were $1,186.6 million versus $1,323.7 million last year. Organic third party net sales in constant currency decreased $3.9 million in 2016 compared to last year. Fourth quarter operating EBITA in the Americas segment was $52.9 million compared to $48.6 million in the fourth quarter of 2015. As a percentage of net sales, our operating EBITA margin was 17.3 percent in the fourth quarter versus 15.0 percent in the same period last year. The operating EBITA margin increase was primarily driven by savings from our Simplification and Right-Sizing initiatives, operating efficiency improvements, improved pricing and the sale of KPS in 2015. For the year, Americas segment operating EBITA was $219.1 million versus $189.9 million last year. As a percentage of net sales, full year operating EBITA was 18.5 percent versus 14.3 percent last year.

Net sales in our EMEA segment were $74.8 million, a 12.1 percent increase from $66.7 million in the fourth quarter of 2015. Third party net sales in constant currency increased $14.6 million, or 26.5 percent, in the quarter compared to last year’s fourth quarter. The increase was driven primarily by higher sales of hot-side products including our new Merrychef eikon e2s high-speed ovens and stronger cold-side product sales including our beverage systems, and excludes a negative $6.6 million impact from foreign currency translation. For the year, net sales in our EMEA segment were $287.6 million versus $281.6 million last year. Third party net sales in constant currency increased $30.7 million, or 14.0 percent, in 2016 compared to last year. Fourth quarter operating EBITA in the EMEA segment was $14.7 million compared to $7.6 million in the fourth quarter of 2015. As a percentage of net sales, our operating EBITA margin was 19.7 percent in the fourth quarter versus 11.4 percent in the same period last year. The operating EBITA margin increase was primarily driven by savings from our Simplification and Right-Sizing initiatives and better product mix from our new product introductions, partially offset by the impact of foreign currency translation. For the year, the EMEA segment operating EBITA was $41.3 million versus $23.1 million last year. As a percentage of net sales, 2016 operating EBITA was 14.4 percent versus 8.2 percent last year.

Net sales in our APAC segment were $56.4 million, a 1.4 percent increase from $55.6 million from last year’s fourth quarter. Organic third party net sales in constant currency increased $2.6 million, or 5.4 percent, in the quarter compared to last year’s fourth quarter. The increase was driven primarily from higher sales of hot-side and Fabristeel products, partially offset by lower cold-side product sales and excludes a negative $1.1 million impact from foreign currency translation. For the year, net sales in our APAC segment were $190.9 million versus $191.1 million in the same period last year. 2016 organic third party net sales in constant currency increased $1.3 million, or 0.8 percent, compared to last year. Fourth quarter operating EBITA in the APAC segment was $6.2 million compared to $4.6 million in the fourth quarter of 2015, with the increase being driven primarily by savings from our Simplification and Right-Sizing initiatives, and from operating efficiency improvements. As a percentage of net sales, our operating EBITA margin was 11.0 percent for the fourth quarter of 2016 versus 8.3 percent for the same period in the prior year. For the year, the APAC segment operating EBITA was $21.8 million versus $22.5 million last year. As a percentage of net sales, 2016 operating EBITA was 11.4 percent versus 11.8 percent last year.

Liquidity Discussion
Free cash flow was $65.0 million in the quarter. Net other assets and other current and long-term liabilities, accounts receivable, inventory, and accounts payable were all sources of cash in the fourth quarter of $11.6 million, $9.3 million, $7.9 million and $4.6 million, respectively. During the quarter, total debt decreased by $66.8 million primarily from the repayment of $80.0 million principal on Term Loan B, while the outstanding balance on our revolving credit facility increased by $13.5 million. For the year, total debt decreased by $131.8 million.

2017 Guidance
We are initiating our full-year 2017 guidance ranges. We are anticipating that conditions in the large QSR and fast casual accounts will remain soft, while we expect better conditions in the general market and to begin benefiting from 2016's new product introductions. We will again focus on margin improvement through the continued execution of our Simplification and Right-Sizing initiatives. We are changing our margin metric from adjusted operating EBITA to adjusted operating EBITDA in 2017 to be better aligned with the commercial foodservice equipment industry. We are firmly committed to our long-term strategic margin improvement target.

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

•	Organic net sales growth in constant currency: between (1) and 2 percent;

•	Adjusted operating EBITDA margin: between 18.5 and 20 percent;

•	Interest expense: between $85 and $90 million;

•	Effective tax rate: between 29 and 32 percent, based on current tax laws;

•	Adjusted diluted EPS: between $0.65 and $0.75 per share, based on a forecast of 140.8 million fully diluted shares outstanding;

•	Amortization expense: between $30 and $33 million;

•	Depreciation expense: between $16 and $19 million;

•	Capital expenditures: between $23 and $28 million; and

•	Debt reduction: between $100 and $120 million.

About Manitowoc Foodservice, Inc./Welbilt, Inc.
Manitowoc Foodservice, Inc. provides the world's top chefs and premier chain operators or growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. We offer fully-integrated kitchen systems and our products are backed by KitchenCare® - our aftermarket, repair, and parts service. Headquartered in the Tampa Bay area, Florida, and operating 17 manufacturing facilities throughout the Americas, Europe and Asia, the company sells through a global network of over 3,000 distributors and dealers in over 100 countries. The company has approximately 5,500 employees and generated sales of $1.46 billion in 2016. Its portfolio of award-winning brands includes Cleveland™, Convotherm®, Delfield®, fitKitchenSM, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef®, and Multiplex®. For more information, visit www.welbilt.com.

Forward-looking Statements
This announcement includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995 (the “Act”). Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Act. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors (including the "Risk Factors" described under Item 1A in our Annual Report on Form 10-K and in reports more recently filed with the Securities and Exchange Commission) that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Additional factors that could cause actual results and developments to differ materially include, among others:

•	world economic factors and the ongoing economic uncertainty and changes in industry conditions;

•	the impact of our separation from The Manitowoc Company, Inc. and risks relating to our ability to operate effectively as an independent, publicly traded company;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those enhancements, savings, synergies, and options;

•	issues relating to the ability to timely and efficiently execute on manufacturing strategies, including our simplification and right-sizing initiatives and related workforce reductions and ramp-ups;

•	our ability to retain our executive management team and to attract qualified new personnel;

•	availability of raw materials and changes in raw material prices, commodity prices and hedges in place;

•	unanticipated changes in capital and financial markets;

•	the ability to generate cash and manage working capital consistent with our stated goals;

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our debt obligations;

•	changes in the interest rate environment and currency fluctuations;

•	the successful development and market acceptance of innovative new products;

•
the ability to focus and capitalize on product quality and reliability and unanticipated issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	actions by competitors including competitive pricing;

•	unanticipated issues associated with refresh/renovation plans, new product rollouts and/or new equipment rollouts by national restaurant accounts and global chains;

•	consumer demand for products from the quick-service restaurant chains and kiosks;

•	foodservice equipment replacement cycles in the U.S. and other mature markets;

•	expansion of customers, changes in the markets we serve, and demand for foodservice equipment in emerging markets;

•	weather;

•	work stoppages, labor negotiations, labor rates, availability of skilled labor and temporary labor;

•	laws and regulations, including changes in laws and regulations and their enforcement around the world;

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

•	risks associated with data and information security and technology systems and protections;

•	potential global events resulting in market instability including financial bailouts and defaults of sovereign nations;

•	actions of activist shareholders;

•	political factors, military and terrorist activities, health outbreaks, and natural disasters; and

•	risks and other factors included in our filings with the United Stated Securities and Exchange Commission.

Manitowoc Foodservice undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

For more information, contact:
Rich Sheffer
Vice President of Investor Relations and Treasurer
Manitowoc Foodservice, Inc.
+1 (727) 853-3079
Richard.sheffer@mtwfs.com

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

MANITOWOC FOODSERVICE, INC.
Consolidated Financial Information
For the Three and Twelve Months Ended December 31, 2016 and 2015

STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
Millions of dollars, except per share data	2016	2015	2016	2015
Net sales	$378.7	$391.7	$1,456.6	$1,570.1
Cost of sales	240.2	258.8	923.8	1,068.4
Gross profit	138.5	132.9	532.8	501.7
Selling, general and administrative expenses	73.0	68.3	290.1	291.6
Amortization expense	7.7	7.8	31.2	31.4
Separation expense	0.8	3.7	6.5	5.2
Restructuring expense	0.3	3.3	2.5	4.6
Asset impairment expense	1.6	9.0	3.3	9.0
Earnings from operations	55.1	40.8	199.2	159.9
Interest expense	24.7	0.4	85.2	1.4
Interest (income) expense on notes with MTW — net	—	(2.3)	0.1	(15.8)
Other (income) expense — net	(0.5)	(19.9)	9.1	(22.1)
Earnings before income taxes	30.9	62.6	104.8	196.4
Income taxes	9.5	(2.5)	25.3	39.3
Net earnings	$21.4	$65.1	$79.5	$157.1
Per share data
Earnings per common share — Basic	$0.15	$0.48	$0.58	$1.15
Earnings per common share — Diluted	$0.15	$0.48	$0.57	$1.15
Weighted average shares outstanding — Basic (1)	138,562,890	137,016,712	137,906,284	137,016,712
Weighted average shares outstanding — Diluted (1)	140,202,852	137,016,712	139,714,120	137,016,712
(1) On March 4, 2016, MTW distributed 137.0 million shares of MFS common stock to MTW shareholders, thereby completing the Spin-Off. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of MFS shares outstanding immediately following this transaction. The same number of shares was used to calculate basic and diluted earnings per share, for the prior periods presented, since no equity awards were outstanding prior to the Spin-Off.

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

MANITOWOC FOODSERVICE, INC.
Consolidated Financial Information
As of December 31, 2016 and 2015

BALANCE SHEETS

	December 31,
Millions of dollars, except share data	2016	2015
Assets
Current assets:
Cash and cash equivalents	$53.8	$32.0
Restricted cash	6.4	0.6
Accounts receivable, less allowances of $5.3 and $4.0, respectively	81.7	63.8
Inventories — net	145.6	145.9
Prepaids and other current assets	13.9	10.3
Current assets held for sale	6.8	—
Total current assets	308.2	252.6
Property, plant and equipment — net	109.1	116.4
Goodwill	845.3	845.8
Other intangible assets — net	484.4	519.6
Other non-current assets	22.1	15.9
Long-term assets held for sale	—	3.7
Total assets	$1,769.1	$1,754.0
Liabilities and equity
Current liabilities:
Accounts payable	$108.4	$121.7
Accrued expenses and other liabilities	174.5	164.9
Current portion of capital leases	1.6	0.4
Product warranties	27.9	34.3
Current liabilities held for sale	0.7	—
Total current liabilities	313.1	321.3
Long-term debt and capital leases	1,278.7	2.3
Deferred income taxes	137.8	167.9
Pension and postretirement health obligations	47.4	33.3
Other long-term liabilities	35.6	20.5
Total non-current liabilities	1,499.5	224.0
Commitments and contingencies
Total (deficit) equity:
Common stock (300,000,000 shares and 0 shares authorized, 138,601,327 shares and 0 shares issued and 138,562,016 shares and 0 shares outstanding, respectively)	1.4	—
Additional paid-in capital (deficit)	(72.0)	—
Retained earnings	70.5	—
Net parent company investment	—	1,253.2
Accumulated other comprehensive loss	(43.4)	(44.5)
Total (deficit) equity	(43.5)	1,208.7
Total liabilities and equity	$1,769.1	$1,754.0

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

MANITOWOC FOODSERVICE, INC.
Consolidated Financial Information
For the Years Ended December 31, 2016 and 2015
STATEMENTS OF CASH FLOWS

	Year ended December 31,
Millions of dollars	2016	2015
Cash flows from operating activities
Net earnings	$79.5	$157.1
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation	17.3	19.6
Amortization of intangible assets	31.2	31.4
Amortization of deferred financing fees	4.8	—
Deferred income taxes	(9.9)	(30.0)
Stock-based compensation expense	6.3	2.3
Asset impairment	3.3	9.0
Loss on sale of property, plant and equipment	0.4	0.9
Gain on acquisitions and divestitures	—	(14.8)
Changes in operating assets and liabilities, excluding the effects of business acquisitions or dispositions:
Accounts receivable	(8.3)	(7.5)
Inventories	(3.6)	4.7
Other assets	(11.5)	1.4
Accounts payable	(11.1)	(25.6)
Other current and long-term liabilities	23.6	(5.5)
Net cash provided by operating activities	122.0	143.0
Cash flows from investing activities
Capital expenditures	(16.0)	(13.2)
Changes in restricted cash	(6.0)	(0.6)
Business acquisitions, net of cash acquired	—	(5.3)
Proceeds from dispositions	1.6	78.2
Net cash (used for) provided by investing activities	(20.4)	59.1
Cash flows from financing activities
Proceeds from long-term debt and capital leases	1,501.1	0.5
Repayments on long-term debt and capital leases	(186.8)	(0.7)
Debt issuance costs	(41.3)	—
Dividend paid to MTW	(1,362.0)	—
Net transactions with MTW	(6.1)	(182.9)
Exercises of stock options	16.2	—
Net cash used for financing activities	(78.9)	(183.1)
Effect of exchange rate changes on cash	(0.9)	(3.5)
Net increase in cash and cash equivalents	21.8	15.5
Balance at beginning of period	32.0	16.5
Balance at end of period	$53.8	$32.0
Supplemental disclosures of cash flow information:
Net cash paid for income taxes	$42.1	$13.2
Cash paid for interest	69.6	—

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

SEGMENT INFORMATION

	Three Months Ended December 31,		Twelve months ended December 31,
Millions of dollars, except percentage data	2016	2015	2016	2015
Net sales:
Americas	$304.9	$323.9	$1,186.6	$1,323.7
EMEA	74.8	66.7	287.6	281.6
APAC	56.4	55.6	190.9	191.1
Elimination of intersegment sales	(57.4)	(54.5)	(208.5)	(226.3)
Total net sales	$378.7	$391.7	$1,456.6	$1,570.1

Segment Operating EBITA:
Americas	$52.9	$48.6	$219.1	$189.9
EMEA	14.7	7.6	41.3	23.1
APAC	6.2	4.6	21.8	22.5
Total segment Operating EBITA	73.8	60.8	282.2	235.5
Corporate and unallocated	(11.0)	(12.2)	(51.8)	(44.2)
Amortization expense	(7.7)	(7.8)	(31.2)	(31.4)
Earnings from operations	55.1	40.8	199.2	159.9
Interest expense	(24.7)	(0.4)	(85.2)	(1.4)
Interest income (expense) on notes with MTW — net	—	2.3	(0.1)	15.8
Other income (expense) — net	0.5	19.9	(9.1)	22.1
Earnings before income taxes	$30.9	$62.6	$104.8	$196.4

Operating EBITA % by segment (1) :
Americas	17.3%	15.0%	18.5%	14.3%
EMEA	19.7%	11.4%	14.4%	8.2%
APAC	11.0%	8.3%	11.4%	11.8%
(1) Operating EBITA % in the section above is calculated by dividing the dollar amount of Operating EBITA by net sales for each respective segment.

Net sales by geographic area (2) :
United States	$232.0	$257.9	$945.7	$1,066.7
Other Americas	31.1	26.1	104.3	106.6
EMEA	64.5	60.0	242.0	237.2
APAC	51.1	47.7	164.6	159.6
Total net sales by geographic area	$378.7	$391.7	$1,456.6	$1,570.1
(2) Net sales in the section above are attributed to geographic regions based on location of customer.

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

NON-GAAP FINANCIAL MEASURES

In this release, the Company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the Company's ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items.

FREE CASH FLOW

	Three months ended December 31,		Twelve months ended December 31,
Millions of dollars	2016	2015	2016	2015
Free Cash Flow (1)
Net cash provided by operating activities	$70.2	$74.2	$122.0	$143.0
Net capital expenditures	(5.2)	(3.6)	(16.0)	(13.2)
Free Cash Flow	$65.0	$70.6	$106.0	$129.8
(1) Free cash flow represents operating cash flows less property, plant and equipment additions.

ADJUSTED OPERATING EBITA

In addition to analyzing its results on a U.S. GAAP basis, management also reviews its results on an "Operating EBITA" basis. Operating EBITA is defined as earnings before interest, taxes, other (income) expense and amortization. Management uses Operating EBITA as the basis on which it evaluates its financial performance and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses. In addition, the table below also presents Adjusted operating EBITA which is defined as earnings before interest, taxes, other (income) expense and amortization plus certain items such as asset impairment, restructuring and separation charges. Adjusted operating EBITA reconciles to net earnings presented in accordance with U.S. GAAP as follows:

	Three Months Ended December 31,		Twelve months ended December 31,
Millions of dollars, except percentage data	2016	2015	2016	2015
Adjusted Operating EBITA:
Net earnings	$21.4	$65.1	$79.5	$157.1
Income taxes	9.5	(2.5)	25.3	39.3
Other (income) expense — net	(0.5)	(19.9)	9.1	(22.1)
Interest (income) expense on notes with MTW — net	—	(2.3)	0.1	(15.8)
Interest expense	24.7	0.4	85.2	1.4
Earnings from operations	55.1	40.8	199.2	159.9
Asset impairment expense	1.6	9.0	3.3	9.0
Restructuring expense	0.3	3.3	2.5	4.6
Separation expense	0.8	3.7	6.5	5.2
Amortization expense	7.7	7.8	31.2	31.4
Total Adjusted Operating EBITA	$65.5	$64.6	$242.7	$210.1

Adjusted Operating EBITA margin (1)	17.3%	16.5%	16.7%	13.4%
(1) Adjusted Operating EBITA margin in the section above is calculated by dividing the dollar amount of Adjusted Operating EBITA by net sales.

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

ADJUSTED NET EARNINGS

In this release, the Company refers to Adjusted net earnings. We believe this measure is helpful to investors in assessing the company's ongoing performance of its underlying businesses before the impact of certain items such as asset impairment, restructuring and separation charges. Adjusted net earnings before certain items reconciles to net earnings presented in accordance with U.S. GAAP as follows:

	Three Months Ended December 31,		Twelve months ended December 31,
Millions of dollars, except share data	2016	2015	2016	2015
Adjusted Net Earnings (1):
Net earnings	$21.4	$65.1	$79.5	$157.1
Asset impairment expense	1.6	9.0	3.3	9.0
Restructuring expense	0.3	3.3	2.5	4.6
Separation expense	0.8	3.7	6.5	5.2
Tax effect of adjustments (2)	(1.3)	(5.9)	(4.7)	(7.0)
Total Adjusted Net Earnings	$22.8	$75.2	$87.1	$168.9
(1) Adjusted net earnings represents net earnings before the impact of certain items such as asset impairment, restructuring and separation charges.
(2) The tax effect of adjustments is determined using the effective tax rates for the countries comprising such adjustments, which is primarily the U.S.

Adjusted Diluted Net Earnings Per Share:
Diluted net earnings per share	$0.15	$0.48	$0.57	$1.15
Asset impairment expense per share	0.01	0.07	0.02	0.07
Restructuring expense per share	—	0.02	0.02	0.03
Separation expense per share	0.01	0.03	0.05	0.04
Tax effect of adjustments per share	(0.01)	(0.05)	(0.04)	(0.06)
Total Adjusted Diluted Net Earnings Per Share	$0.16	$0.55	$0.62	$1.23

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

THIRD PARTY NET SALES AND ORGANIC THIRD PARTY NET SALES IN CONSTANT CURRENCY

In this release, the Company refers to third party net sales and organic third party net sales in constant currency. We believe this measure is helpful to investors in assessing the company's ongoing performance of its underlying businesses before the impact of acquisitions and divestitures and also before the impact of foreign currency translation. Third party net sales and organic third party net sales in constant currency reconcile to net sales presented in accordance with U.S. GAAP as follows:

	Three Months Ended December 31,		Change
Millions of dollars, except percentage data	2016	2015	$	%
Consolidated:
Total sales	$436.1	$446.2	$(10.1)	(2.3)%
Less: Intersegment sales	(57.4)	(54.5)	(2.9)	5.3%
Net sales (as reported)	378.7	391.7	(13.0)	(3.3)%
Less: Kysor Panel Systems sales	—	(23.1)	23.1	(100.0)%
Plus: Welbilt Thailand sales	—	0.4	(0.4)	(100.0)%
Organic net sales	378.7	369.0	9.7	2.6%
Foreign currency translation	9.0	—	9.0	100.0%
Organic net sales in constant currency	$387.7	$369.0	$18.7	5.1%

Americas:
Net sales	$304.9	$323.9	$(19.0)	(5.9)%
Less: Intersegment sales	(38.8)	(34.9)	(3.9)	11.2%
Third party net sales	266.1	289.0	(22.9)	(7.9)%
Less: Kysor Panel Systems sales	—	(23.1)	23.1	(100.0)%
Organic third party net sales	266.1	265.9	0.2	0.1%
Foreign currency translation	1.3	—	1.3	100.0%
Organic third party net sales in constant currency	$267.4	$265.9	$1.5	0.6%

EMEA:
Net sales	$74.8	$66.7	$8.1	12.1%
Less: Intersegment sales	(11.8)	(11.7)	(0.1)	0.9%
Third party net sales	63.0	55.0	8.0	14.5%
Foreign currency translation	6.6	—	6.6	100.0%
Third party net sales in constant currency	$69.6	$55.0	$14.6	26.5%

APAC:
Net sales	$56.4	$55.6	$0.8	1.4%
Less: Intersegment sales	(6.8)	(7.9)	1.1	(13.9)%
Third party net sales	49.6	47.7	1.9	4.0%
Plus: Welbilt Thailand sales	—	0.4	(0.4)	(100.0)%
Organic third party net sales	49.6	48.1	1.5	3.1%
Foreign currency translation	1.1	—	1.1	100.0%
Organic third party net sales in constant currency	$50.7	$48.1	$2.6	5.4%

Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com

February 15, 2017
Manitowoc Foodservice Reports Year End Results

	Twelve months ended December 31,		Change
Millions of dollars, except percentage data	2016	2015	$	%
Consolidated:
Total sales	$1,665.1	$1,796.4	$(131.3)	(7.3)%
Less: Intersegment sales	(208.5)	(226.3)	17.8	(7.9)%
Net sales (as reported)	1,456.6	1,570.1	(113.5)	(7.2)%
Less: Kysor Panel Systems sales	—	(122.1)	122.1	(100.0)%
Plus: Welbilt Thailand sales	—	6.9	(6.9)	(100.0)%
Organic net sales	1,456.6	1,454.9	1.7	0.1%
Foreign currency translation	26.4	—	26.4	100.0%
Organic net sales in constant currency	$1,483.0	$1,454.9	$28.1	1.9%

Americas:
Net sales	$1,186.6	$1,323.7	$(137.1)	(10.4)%
Less: Intersegment sales	(128.5)	(131.5)	3.0	(2.3)%
Third party net sales	1,058.1	1,192.2	(134.1)	(11.2)%
Less: Kysor Panel Systems sales	—	(122.1)	122.1	(100.0)%
Organic third party net sales	1,058.1	1,070.1	(12.0)	(1.1)%
Foreign currency translation	8.1	—	8.1	100.0%
Organic third party net sales in constant currency	$1,066.2	$1,070.1	$(3.9)	(0.4)%

EMEA:
Net sales	$287.6	$281.6	$6.0	2.1%
Less: Intersegment sales	(51.7)	(61.8)	10.1	(16.3)%
Third party net sales	235.9	219.8	16.1	7.3%
Foreign currency translation	14.6	—	14.6	100.0%
Third party net sales in constant currency	$250.5	$219.8	$30.7	14.0%

APAC:
Net sales	$190.9	$191.1	$(0.2)	(0.1)%
Less: Intersegment sales	(28.3)	(33.0)	4.7	(14.2)%
Third party net sales	162.6	158.1	4.5	2.8%
Plus: Welbilt Thailand sales	—	6.9	(6.9)	(100.0)%
Organic third party net sales	162.6	165.0	(2.4)	(1.5)%
Foreign currency translation	3.7	—	3.7	100.0%
Organic third party net sales in constant currency	$166.3	$165.0	$1.3	0.8%

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Manitowoc Foodservice, Inc. | 2227 Welbilt Boulevard, New Port Richey, FL 34655 USA | +1.727.375.7010 | www.mtwfs.com